INDEPENDENT AUDITORS' CONSENT



Securities and Exchange Commission
Washington, D.C.


We consent to the use in this registration statement of Triwest Management Resources Corp. on Form SB-2, of our report dated June 19, 2000, appearing in the Prospectus, which is part of this Registration Statement.


/s/ Cordovano and Harvey, P.C.
Cordovano and Harvey, P.C.
Denver, Colorado
August 4, 2000